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                                                                    EXHIBIT 99.1

INTERMET CORPORATION
5445 Corporate Drive
Troy, MI 48098-2683
Tel:  248-952-2500
Fax: 248-952-2501

INTERMET

                                                NEWS RELEASE

                                                For IMMEDIATE Release
                                                Investor Inquiries: Bytha Mills
                                                Media Inquiries: Mike Kelly
                                                INTERMET Corporation
                                                248-952-2500

INTERMET RECEIVES COURT APPROVAL OF $20 MILLION INTERIM FUNDING UNDER DIP CREDIT FACILITY

TROY, Michigan, October 20, 2004 - INTERMET Corporation (Pink Sheets: INMTQ) today announced that the U.S. Bankruptcy Court of the Eastern District of Michigan entered an order giving INTERMET approval to borrow up to $20 million under the $60 million debtor-in-possession (DIP) credit facility that Deutsche Bank Trust Company Americas and The Bank of Nova Scotia have committed to provide to the company. The court's order approved the material terms and conditions of the financing that have been negotiated by INTERMET and the lenders. The order also approved the placement of a lien on substantially all of INTERMET's assets having priority over the liens of the company's pre-petition lenders. INTERMET'S borrowing of the $20 million is subject to a budget that will be agreed to by the company and the DIP lenders as part of a DIP credit agreement to be executed.

The $20 million interim funding will be available to INTERMET following the execution of the DIP facility documents, including a credit agreement, which the company expects will occur this week. The remaining $40 million of availability under the DIP facility is subject to additional conditions and limitations, including approval by the DIP lenders of an updated budget and financial projections prepared by INTERMET, final approval by the court and other customary conditions.

About INTERMET

With headquarters in Troy, Michigan, INTERMET Corporation is a manufacturer of powertrain, chassis/suspension and structural components for the automotive industry. The company has approximately 6,000 employees worldwide. More information is available on the Internet at www.intermet.com.

                                     (more)

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INTERMET Corporation
October 20, 2004
Page 2

Cautionary Statement

      This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The word and phrases "expects", "anticipates" and similar expressions identify forward-looking statements. These statements are not guarantees of future performance but instead involve various risks and uncertainties. INTERMET's actual results may differ materially from those suggested by its forward-looking statements due to factors such as: the economic cost, management distraction and lost business opportunities associated with bankruptcy proceedings; INTERMET's ability to consummate its anticipated DIP financing; the high cost of scrap steel and the possibility that scrap steel costs will remain at high levels or continue to increase, which would have further negative effects on INTERMET's profitability, cash flow, liquidity and ability to borrow; fluctuations in the cost of other raw materials, including the cost of energy, aluminum, zinc, magnesium and alloys, and INTERMET's ability, if any, to pass those costs on to its customers; pricing practices of INTERMET's customers, including changes in their payment terms resulting from the discontinuation of early payment programs and continuing demands for price concessions as a condition to retaining current business or obtaining new business, and the negative effect that price concessions have on profit margins; changes in procurement practices and policies of INTERMET's customers for automotive components, including the risk of the loss of major customers or the loss of current or prospective vehicle programs as a result of INTERMET's financial condition and prospects (or otherwise); possible inability to close unprofitable plants or to transfer work from one plant to another because of the related costs or customer requirements; general economic conditions, including any downturn in the markets in which INTERMET operates; fluctuations in automobile and light and heavy truck production, which directly affect demand for INTERMET's products; deterioration in the market share of any of INTERMET's major customers; fluctuations in foreign currency exchange rates; work stoppages or other labor disputes that could disrupt production at INTERMET's facilities or those of its customers; continuing changes in environmental regulations to which INTERMET is subject, and the costs INTERMET will incur in meeting more stringent regulations; factors or presently unknown circumstances that may result in impairment of INTERMET's assets, including further write-downs of its goodwill; and other risks as detailed from time to time in INTERMET's periodic SEC reports.

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